Appendix "B"
To
Custodian Agreement
Between
Morgan Guaranty Trust Company of New York and Each of the Investment Companies Listed on Appendix "A" Thereto
Dated as of September 14, 1995
 The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of December 1, 1994 (the "Custodian Agreement"):
A. Additional Custodians
CUSTODIAN     PURPOSE
None
B.  Special Subcustodians:
SUBCUSTODIAN     PURPOSE
Bank of New York    FICASH
Chemical Bank, N.A.    Third Party Repurchase Agreements*
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

 FUND      PORTFOLIO
Fidelity Advisor Annuity Fund Fidelity Advisor Annuity Money Market Fund Daily Money Fund Capital Reserves: Money Market Portfolio
 Capital Reserves: U.S. Government Portfolio
 Fidelity U. S. Treasury Income Portfolio
 Money Market Portfolio
 U. S. Treasury Portfolio
Fidelity Phillips Street Trust Fidelity U.S. Government Reserves
Fidelity Hereford Street Trust Spartan U.S. Government Money Market Fund Fidelity Institutional Cash Portfolios Domestic Money Market Portfolio
 Money Market Portfolio
 U.S. Government Portfolio
 U.S. Treasury Portfolio
Fidelity Institutional Investors Trust SLAM: Government Money Market
Portfolio
Fidelity Money Market Trust Domestic Money Market Portfolio
 Retirement Government Money Market Portfolio
 Retirement Money Market Portfolio
 U.S. Government Portfolio
 U.S. Treasury Portfolio
Spartan U.S. Treasury Money  Spartan U.S. Treasury Money Market Fund
Market Fund
Variable Insurance Products Fund Money Market Portfolio
C.  Foreign Subcustodians:
COUNTRY  FOREIGN SUBCUSTODIAN   DEPOSITORY
Argentina  Morgan Guaranty Trust Co. of   Caja de Valores, S.A.
   New York, Buenos Aires
Australia  Australia and New Zealand Banking Austraclear Limited
   Group Ltd., (ANZ) Melbourne
        The Reserve Bank Information and            Transfer System (RITS)
Austria   Creditanstalt - Bankverein, Vienna  Osterreichische Kontrollbank
        Aktiengesellschaft (OEKB)
Belgium   Morgan Guaranty Trust Co. of New  Caisse Interprofessionnelle de
Depot
   York, Brussels    et de Virement de Titres (CIK)
        Banque Nationale de Belgique
Brazil   Morgan Guaranty Trust Co. of New  Sao Paulo Stock Exchange
   York, Sao Paulo    (BOVESPA); Sistema Especial de
        Liquidacao e Custodia (SELIC)
        Rio de Janeiro Exchange (BVRJ)
        Camara de Liquidacao e Custodia S.A.
        (CLC); Central de Custodia e            Liquidacao Financeira de
Titulos            (CETIP)
Canada   Canadian Imperial Bank of Commerce Canadian Depository for
Securities,
   Toronto     Ltd., (CDS)
Chile   Citibank, N.A., Santiago   None
China- Shanghai Hongkong & Shanghai Banking Corp., Shanghai Securities Central Clearing &
   Ltd.     Registration Corp. (SSCCRC)
China- Shenzhen  Hongkong & Shanghai Banking Corp. Shenzhen Securities
Registration
   Ltd.     Corp., Ltd. (SSRC)
Colombia  Cititrust Colombia S.A. , Sociedad  None
   Fiduciaria, Bogota
Czech Republic  Ceskoslovenska Obchodni Banka, A.S., Securities Center
(SCP)
   Prague
Denmark  Den Danske Bank, Copenhagen  Vaerdipapircentralen -VP Center
Finland   Union Bank of Finland, Ltd., Helsinki None

France   Morgan Guaranty Trust Co. of New  SICOVAM
   York, Paris
        Banque de France
Germany  Morgan Guaranty Trust Co. of New  Deutscher Kassenverein AG (DKV)
   York, Frankfurt
Greece   National Bank of Greece, N.A., Athens Apothetirio Titlon A.E.
Hong Kong  The Hongkong & Shanghai Banking Hong Kong Securities Clearing
Co.
   Corporation, Ltd., Hong Kong  Ltd. (HKSCC)
Hungary   Citibank Budapest Rt.   Central Depository and Clearing House
        (Budapest) Ltd. (KELER Ltd.)
India   Hongkong & Shanghai Banking  None
   Corp., Ltd., Bombay
Indonesia  Hongkong & Shanghai Banking Corp. None
   Ltd., Jakarta
Ireland   Allied Irish Banks plc., Dublin  Gilt Settlement Office (GSO)
Israel   Bank Leumi Le-Israel, B.M.,  Tel-Aviv Stock Exchange
   Tel Aviv     (TASE) Clearinghouse Ltd.
Italy   Morgan Guaranty Trust Co. of New  Monte Titoli S.p.A.
   York, Milan
        Banca D'Italia
Japan   The Fuji Bank, Ltd., Tokyo  Japan Securities Depository Center
        (JASDEC)
        Bank of Japan
Jordan   Citibank, N.A.    None
Luxembourg  Banque Internationale a Luxembourg, None
   S.A., Luxembourg
Malaysia  Hongkong Bank Malaysia Berhad  Malaysian Central Depository Sdn.
        Bhd. (MCD)
Mexico   Citibank Mexico, S.A., Mexico City Institucion para el Deposito de
Valores
        S.D. INDEVAL, S.A. de C.V.
Morocco  Bankque Commerciale du Maroc  Institucion para el Deposito de
Valores
        S.D. INDEVAL, S.A. de C.V.
Netherlands  Bank Labouchere nv., Amsterdam  Nederlands Centraal Instituut
voor
        Giraal Effectenverkeer BV (NECIGEF)
        KAS Associatie, N.V. (KAS)
        De Nederlandshe Bank (DNB)
New Zealand  Australia and New Zealand Banking Austraclear Limited (RBNZ)
   Group Ltd., (ANZ)   Through the Reserve Bank of
        New Zealand
Norway   Den norske Bank, Oslo   Verdipapirsentralen (VPS)
Pakistan   Citibank, N.A., Karachi   None
Peru   Citibank, N.A., Lima   Caja de Valores (CAVAL)
Philippines  Hongkong & Shanghai Banking Corp. None
   Ltd., Manila
Poland   Bank Handlowy W. Warszawie, S.A., National Depository of
Securities
   Warsaw
Portugal   Banco Espirito Santo E Comercial de  Central de Valores
Mobiliaros
   Lisboa, S.A., Lisbon   (Interbolsa)
Singapore  The Development Bank of Singapore Central Depository Pte Ltd.
(CDP)
   Ltd., Singapore
South Africa  First National Bank of Southern Africa The Central Depository
(Pty) Ltd. (CD)
   Ltd., Johannesburg
South Korea  Bank of Seoul    Korean Securities Depository (KSD)
Spain   Morgan Guaranty Trust Co. of New  Servicio de Compensacion y
   York, Madrid    Liquidacion de Valores (SCLV)
        Banco de Espana
Sri Lanka  Hongkong & Shanghai Banking Corp. Central Depository System
(Pvt)
   Ltd., Colombo    Limited  (CDS)
Sweden   Skandinaviska Enskilda Banken,  Vardepappercentralen VPC AB (VPC)
   Stockholm
Switzerland  Bank Leu Ltd., Zurich   Schweizerische Effekten - Giro A.G.
       (SEGA)
Taiwan   Hongkong & Shanghai Banking  Taiwan Securities Central Depository
   Corp., Ltd., Taipei   Co., Ltd. (TSCD)
Thailand   Hongkong & Shanghai Banking  Share Depository Center (SDC)
   Corp. Ltd., Bangkok
Transnational       CEDEL, S. A. , Luxembourg
        Euroclear Clearance System
        Societe Cooperative, Belgium
Turkey   Citibank, N.A., Istanbul   Takas ve Saklama A.S. (TvS)
United Kingdom  Morgan Guaranty Trust Co. of New  Central Gilts Office
(CGO)
   York, London
        Central Money Markets office (CMO)
Venezuela  Citibank, N.A., Caracas   None
      Each of the Investment Companies listed on
      Appendix "A" to the Custodian Agreement,
      on Behalf of Each of Their Respective Portfolios
      By: /s/Kenneth A. Rathgeber
      Name: Kenneth A. Rathgeber
      Title: Treasurer